Exhibit 99.1
PHH Corporation Announces Third Quarter 2008 Results
PHH to host conference call at 11:00 a.m. EST on November 10, 2008
Mt. Laurel, NJ, November 10, 2008 (Business Wire) — PHH Corporation (NYSE: PHH) today announced results for the three and nine months ended September 30, 2008.
Three Months Ended September 30, 2008 vs. Three Months Ended September 30, 2007
Net revenues for the three months ended September 30, 2008 were $533 million, an increase of 10% from Net revenues of $484 million for the three months ended September 30, 2007.
Loss before income taxes and minority interest increased by $54 million, or 62%, to $141 million for the three months ended September 30, 2008 compared to $87 million for the three months ended September 30, 2007. Loss before income taxes and minority interest for the three months ended September 30, 2008 includes a $61 million non-cash charge for Goodwill impairment associated with our PHH Home Loans, LLC Mortgage Venture (“PHH Home Loans”).
Net loss for the three months ended September 30, 2008 was $84 million compared to Net loss of $38 million for the three months ended September 30, 2007. Net loss for the three months ended September 30, 2008 includes a $26 million charge related to the PHH Home Loans’ Goodwill impairment ($61 million pre-tax, less a $9 million income tax benefit and $26 million of Minority interest, net of income taxes). Basic and diluted loss per share for the three months ended September 30, 2008 was $1.56 compared to Basic and diluted loss per share of $0.69 for the three months ended September 30, 2007.
Nine Months Ended September 30, 2008 vs. Nine Months Ended September 30, 2007
Net revenues for the nine months ended September 30, 2008 were $1.8 billion, an increase of 9% from Net revenues of $1.7 billion for the nine months ended September 30, 2007.
Loss before income taxes and minority interest increased by $52 million to $65 million for the nine months ended September 30, 2008 compared to $13 million for the nine months ended September 30, 2007. Loss before income taxes and minority interest for the nine months ended September 30, 2008 includes the receipt of a reverse termination fee from Blackstone Capital Partners V L.P., net of terminated merger related expenses, of $42 million and a $30 million favorable impact related to adopting the new fair value accounting pronouncements that were partially offset by the PHH Home Loans’ $61 million non-cash charge for Goodwill impairment.
Net loss for the nine months ended September 30, 2008 was $38 million compared to Net loss of $24 million for the nine months ended September 30, 2007. Net loss for the nine months ended September 30, 2008 includes a $26 million charge related to the PHH Home Loans’ Goodwill impairment ($61 million pre-tax, less a $9 million income tax benefit and $26 million of Minority interest, net of income taxes). Basic and diluted loss per share was $0.70 for the nine months ended September 30, 2008 compared to Basic and diluted loss per share of $0.44 for the nine months ended September 30, 2007.
The adoption of the new fair value accounting pronouncements, effective January 1, 2008, also impacted the comparability of various financial statement line items on our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2008 in comparison to the respective periods of 2007. Investors should consult our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 when it is filed, for more information regarding the impact of adopting these accounting pronouncements.

Mortgage Production Segment
The mortgage production segment’s Net revenues for the three months ended September 30, 2008 were $98 million compared to negative $10 million for the three months ended September 30, 2007. Segment loss for the three months ended September 30, 2008 was $67 million, inclusive of PHH Home Loans’ $35 million non-cash charge for Goodwill impairment ($61 million less $26 million of Minority interest, net of income taxes) compared to segment loss of $113 million for the three months ended September 30, 2007.
After consideration of the Goodwill impairment, segment loss was driven primarily by declining volume. Total closings for the three months ended September 30, 2008 decreased 23% to $7.9 billion, compared to $10.2 billion for the same period in 2007. Of this decrease, refinance closings decreased 42% and purchase closings decreased 15%. Overall origination volumes were negatively impacted by a decrease in purchase activity during the three months ended September 30, 2008 due to continued weakness in the housing market.
The decrease in segment loss for the three months ended September 30, 2008 in comparison to the same period in 2007 was primarily due to a favorable change in Gain (loss) on mortgage loans, net that was partially offset by the PHH Home Loans’ Goodwill impairment, net of the resulting impact on Minority interest in (loss) income of consolidated entities, net of income taxes. The favorable change in Gain (loss) on mortgage loans, net was primarily due to a much smaller decline in the valuation of certain types of mortgage loans during the three months ended September 30, 2008 compared to the respective period of 2007 that was partially offset by the lower volume of new interest rate lock commitments (“IRLCs”) expected to close of $3.5 billion in the three months ended September 30, 2008 compared to loans sold during the three months ended September 30, 2007 of $8.4 billion. During 2008, the primary driver for Gain on mortgage loans, net is IRLCs expected to close, while prior to the adoption of the new fair value accounting pronouncements, effective January 1, 2008, the primary driver was loans sold.
Net revenues for the nine months ended September 30, 2008 were $349 million compared to $167 million for the nine months ended September 30, 2007. Segment loss was $93 million (inclusive of PHH Home Loans’ $35 million non-cash charge for Goodwill impairment, net of Minority interest in (loss) income of consolidated entities, net of income taxes) for the nine months ended September 30, 2008 compared to segment loss of $160 million for the nine months ended September 30, 2007.
After consideration of the Goodwill impairment, segment loss was driven primarily by declining volume. Total closings for the nine months ended September 30, 2008 decreased 9% to $28.6 billion, compared to $31.2 billion for the same period in 2007. Of this decrease, purchase closings decreased 14% while refinance closings rose 2%. Overall origination volumes for the nine months ended September 30, 2008 were negatively impacted by a decrease in purchase activity due to continued weakness in the housing market which was partially offset by an increase in refinancing activity during the first quarter of 2008 due to lower mortgage interest rates.
The decrease in segment loss for the nine months ended September 30, 2008 in comparison to the same period in 2007 was primarily due to an increase in Gain on mortgage loans, net and the continued benefit of cost-reduction initiatives, which were partially offset by the PHH Home Loans’ Goodwill impairment, net of the resulting impact on Minority interest in (loss) income of consolidated entities, net of income taxes. The increase in Gain on mortgage loans, net was primarily due to the benefit of adopting new fair value accounting pronouncements and a much smaller decline in the valuation of certain types of mortgage loans during the nine months ended September 30, 2008 compared to the respective period of 2007 that were partially offset by unfavorable hedge results related to our mortgage loans held for sale (“MLHS”) and IRLCs due to interest rate volatility and the lower volume of new IRLCs expected to close of $15.8 billion in the nine months ended September 30, 2008 compared to loans sold during the nine months ended September 30, 2007 of $24.0 billion. During 2008, the primary driver for Gain on mortgage loans, net is IRLCs expected to close, while prior to the adoption of the new fair value accounting pronouncements, effective January 1, 2008, the primary driver was loans sold.
After consideration of the impact of the adoption of fair value accounting pronouncements, Mortgage fees, Salaries and related expenses and Other operating expenses decreased, or remained consistent, during both the three and nine months ended September 30, 2008 in comparison to the respective prior year periods reflecting reduced origination volumes and the impact of our cost-reduction initiatives. During the three months ended September 30, 2008, we took further action to rebalance our expense structure in line with current volume expectations.

Highlights for the mortgage production segment included:
•	$4.3 billion of loans closed to be sold during the three months ended September 30, 2008, approximately 99% of which were conforming

•	10th largest overall residential mortgage originator, with 2.3% market share as of September 30, 2008, compared to the 15th largest overall residential mortgage originator, with 1.6% market share, as of September 30, 2007 (based on data from Inside Mortgage Finance, Copyright 2008 and 2007)

•	Four new private-label client signings since June 30, 2008, including UBS, Carver Federal Savings Bank and First Tennessee Bank National Association
Mortgage Servicing Segment
The mortgage servicing segment’s Net revenues for the three months ended September 30, 2008 were negative $25 million compared to $24 million for the three months ended September 30, 2007. Segment loss was $66 million for the three months ended September 30, 2008 compared to segment loss of $2 million for the three months ended September 30, 2007.
The increase in segment loss of $64 million during the three months ended September 30, 2008 compared to the three months ended September 30, 2007 was due primarily to decreased Mortgage interest income due to lower short-term interest rates (the average daily one-month London Interbank Offered Rate (“LIBOR”) decreased by 281 bps during the three months ended September 30, 2008 compared to the respective period of 2007) and lower average escrow balances in 2008 resulting from the sale of MSRs during 2007, an increase in credit-related reserves ($20 million during the three months ended September 30, 2008 compared to $10 million during the respective prior year period) and a decrease in Loan servicing income primarily due to a decrease in the capitalized servicing portfolio, which was also attributable to the sale of MSRs during 2007.
During the three months ended September 30, 2008, we were negatively impacted by hedge losses associated with extreme interest rate volatility. During the three months ended September 30, 2008, we assessed the composition of our capitalized mortgage servicing portfolio and its relative sensitivity to refinance if interest rates decline, the costs of hedging and the anticipated effectiveness of the hedge given the current economic environment. Based on that assessment, we made the decision to close out substantially all of our derivatives related to MSRs.
Net revenues for the nine months ended September 30, 2008 for the mortgage servicing segment were $68 million compared to $138 million for the nine months ended September 30, 2007. Segment loss was $48 million for the nine months ended September 30, 2008, compared to segment profit of $70 million for the nine months ended September 30, 2007.
The unfavorable change in segment (loss) profit of $118 million during the nine months ended September 30, 2008 compared to the nine months ended September 30, 2007 was due primarily to decreased Mortgage interest income due to lower short-term interest rates (the average daily one-month LIBOR decreased by 252 bps during the nine months ended September 30, 2008 compared to respective period of 2007) and lower average escrow balances in 2008 resulting from the sale of MSRs during 2007, a decrease in Loan servicing income primarily due to a decrease in the capitalized servicing portfolio, which was also attributable to the sale of MSRs during 2007 and an increase in credit-related reserves ($57 million during the nine months ended September 30, 2008 compared to $13 million during the respective prior year period).
Highlights for the mortgage servicing segment included:
•	Capitalized servicing rate of MSRs at 1.29% as of September 30, 2008, which we believe continues to be conservatively valued relative to the industry

•	Total delinquency rate as a percentage of the total unpaid principal balance of the mortgage loan servicing portfolio at 3.11% as of September 30, 2008, which we believe compares favorably to the industry

•	Increased credit-related reserves, including reserves for estimated reinsurance losses, by $20 million during the three months ended September 30, 2008

Fleet Management Services Segment
The fleet management services segment’s Net revenues for the three months ended September 30, 2008 were $463 million compared to Net revenues for the three months ended September 30, 2007 of $470 million. Segment profit for the three months ended September 30, 2008 was $17 million compared to $30 million for the three months ended September 30, 2007.
During the three months ended September 30, 2008 compared to the three months ended September 30, 2007, the average number of leased vehicles decreased 3% from 343,000 units to 333,000, fuel cards decreased 13% from 332,000 units to 289,000 units, maintenance service cards decreased 10% from 327,000 units to 294,000 units and accident management vehicles decreased 4% from 335,000 units to 321,000 units.
Net revenues for the nine months ended September 30, 2008 for the fleet management services segment were $1.38 billion compared to Net revenues for the nine months ended September 30, 2007 of $1.39 billion. Segment profit for the nine months ended September 30, 2008 was $57 million compared to $81 million for the nine months ended September 30, 2007.
During the nine months ended September 30, 2008 compared to the nine months ended September 30, 2007, the average number of leased vehicles decreased 1% from 342,000 units to 337,000 units, fuel cards decreased 10% from 334,000 units to 299,000 units, maintenance service cards decreased 9% from 332,000 units to 302,000 units and accident management vehicles decreased 4% from 337,000 units to 324,000 units.
For the three and nine months ended September 30, 2008 compared to the respective periods of 2007, the primary driver for the reduction in segment profit was an increase in the total cost of funds associated with our vehicle management asset-backed debt, which reduced margins since the interest component of our Fleet lease income is benchmarked to broader market indices, that was partially offset by a $7 million gain recognized on the early termination of a technology development and licensing arrangement. For the three and nine months ended September 30, 2008 compared to the respective periods of 2007, the decline in average unit counts was primarily attributable to deteriorating economic conditions and the timing associated with the roll-off of leased units due to the uncertainty generated by the announcement of the merger agreement during 2007, which was ultimately terminated in 2008.
Highlights for the fleet management services segment included:
•	Signed 9 new clients since June 30, 2008, representing 8,900 potential new units and new services

•	Extended our global alliance agreement with Arval, a subsidiary of BNP Paribas, through 2015

•	Ranked 76th on the 2008 InformationWeek 500, the annual ranking of the 500 most innovative business technology users in the U.S., as a result of new business application technology implemented during 2007 and 2008
Liquidity
As of September 30, 2008, we had $211 million of unused available capacity under our unsecured committed credit facilities.
During the three months ended September 30, 2008, we determined that we no longer needed to maintain the $275 million committed mortgage repurchase facility (the “Mortgage Repurchase Facility”). The parties agreed to terminate this facility on October 27, 2008, and we repaid all outstanding obligations as of October 27, 2008. As of September 30, 2008, we had $2.0 billion of unused available capacity under our mortgage warehouse asset-backed debt arrangements.
On October 3, 2008, the committed secured line of credit maintained by the Mortgage Venture was amended, which reduced our availability from $150 million to $75 million, subject to a combined capacity with the Mortgage Venture Repurchase Facility (as defined below) of $350 million, and extended the expiration date from October 3, 2008 to December 15, 2008. We do not believe that the reduced capacity of this secured line of credit agreement will have a material impact on the liquidity of the Mortgage Venture, as there is sufficient available capacity under a $350 million committed repurchase facility maintained by the Mortgage Venture (the “Mortgage Venture

Repurchase Facility”). As of September 30, 2008, we had $173 million of unused available capacity under the Mortgage Venture Repurchase Facility.
     The agreements governing the Series 2006-2 variable funding notes, with a capacity of $1.0 billion, and the Series 2006-1 variable funding notes, with a capacity of $2.9 billion, issued by our wholly owned subsidiary, Chesapeake Funding LLC (“Chesapeake”), are renewable on or before November 28, 2008 and February 26, 2009, respectively subject to agreement by the parties. We are currently in discussions with the lenders of the Series 2006-2 notes regarding the potential renewal of all or a portion of these notes. Alternatively, we have the flexibility to choose to allow the Series 2006-2 notes to amortize in accordance with their terms. In that event, monthly repayments will continue to be made on the notes through the earlier of May 2019 or when the notes are paid in full based on an allocable share of the collection of cash receipts of lease payments from our clients relating to the collateralized vehicle leases and related assets. As of September 30, 2008, the available capacity under our Series 2006-1 was $526 million and we did not have any availability under our Series 2006-2 notes. In the event we choose to allow the Series 2006-2 notes to amortize in accordance with their terms, we intend to utilize the available capacity under the Series 2006-1 notes to fund new vehicle leases.
Investors should consult our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 when it is filed, for more information regarding our financing activities.
Management Comments and Outlook
Terry Edwards, president and chief executive officer, stated, “While industry metrics continued to deteriorate during the third quarter, we remain confident that our business model provides a platform for success at PHH. While discussions with potential new private-label mortgage origination companies remain robust, we have initiated additional cost reductions given our expectation for lower overall volume. Our fleet management services segment continues dialogue with customers regarding the higher funding costs that we anticipate through the remainder of 2008 and into 2009. Given our expectations for business volumes, we believe that our sources of liquidity are adequate to fund our operations for at least the next 12 months and our balance sheet remains strong.”
Conference Call
The Company will conduct a conference call for investors on Monday, November 10, 2008 at 11:00 a.m., Eastern Standard Time. Interested investors can access the conference call by dialing 1-877-795-3599 or 1-719-325-4747, using passcode 4935751, ten minutes prior to the start time. The conference call will also be broadcast on the Company’s website at www.phh.com. A replay will be available beginning approximately two hours after the conclusion of the live call and ending on November 25, 2008 by dialing 1-888-203-1112 or 1-719-457-0820, using passcode 4935751, or by logging on to the Company’s website.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2008
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include the following: (i) our belief that the capitalized servicing rate of our MSRs is conservatively valued in comparison to the industry, (ii) our belief that our total delinquency rate as a percentage of the total balance of our unpaid mortgage loan servicing portfolio compares favorably to the industry; (iii) our belief that the reduced capacity under the committed secured line of credit maintained by the Mortgage Venture will not have a material impact on its liquidity and that there is sufficient capacity under the Mortgage Venture Repurchase Facility, (iv) our intention to utilize the Series 2006-1 notes issued by Chesapeake to fund vehicle leases in the event that we choose to allow the Series 2006-2 notes to amortize in accordance with their terms, (v) our belief that our sources of liquidity are adequate to fund our operations for the next twelve months and (vi) our belief that our balance sheet remains strong. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
Revenues
Mortgage fees	$50	$34	$172	$101
Fleet management fees	40	41	123	122

Net fee income	90	75	295	223

Fleet lease income	401	403	1,191	1,190

Gain (loss) on mortgage loans, net	49	(37)	177	76

Mortgage interest income	38	91	138	280
Mortgage interest expense	(44)	(69)	(128)	(212)

Mortgage net finance (expense) income	(6)	22	10	68

Loan servicing income	111	123	330	384

Change in fair value of mortgage servicing rights	(77)	(249)	(109)	(232)
Net derivative (loss) gain related to mortgage servicing rights	(62)	119	(179)	(93)

Valuation adjustments related to mortgage servicing rights	(139)	(130)	(288)	(325)

Net loan servicing (loss) income	(28)	(7)	42	59

Other income	27	28	123	74

Net revenues	533	484	1,838	1,690

Expenses
Salaries and related expenses	108	81	341	249
Occupancy and other office expenses	19	19	55	55
Depreciation on operating leases	325	318	971	944
Fleet interest expense	37	55	119	159
Other depreciation and amortization	7	6	19	22
Other operating expenses	117	92	337	274
Goodwill impairment	61	—	61	—

Total expenses	674	571	1,903	1,703

Loss before income taxes and minority interest	(141)	(87)	(65)	(13)
(Benefit from) provision for income taxes	(32)	(50)	(4)	7

Loss before minority interest	(109)	(37)	(61)	(20)
Minority interest in (loss) income of consolidated entities, net of income taxes of $3, $(1), $2 and $(3)	(25)	1	(23)	4

Net loss	$(84)	$(38)	$(38)	$(24)

Basic and diluted loss per share	$(1.56)	$(0.69)	$(0.70)	$(0.44)

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	September 30,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$105	$149
Restricted cash	658	579
Mortgage loans held for sale, net	—	1,564
Mortgage loans held for sale (at fair value)	1,195	—
Accounts receivable, net	477	686
Net investment in fleet leases	4,228	4,224
Mortgage servicing rights	1,671	1,502
Investment securities	37	34
Property, plant and equipment, net	62	61
Goodwill	25	86
Other assets(1)	408	472

Total assets	$8,866	$9,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$455	$533
Debt	5,990	6,279
Deferred income taxes	707	697
Other liabilities	208	287

Total liabilities	7,360	7,796

Commitments and contingencies	—	—
Minority interest	3	32
Total stockholders’ equity(2)	1,503	1,529

Total liabilities and stockholders’ equity	$8,866	$9,357

(1)	Other assets include intangible assets of $41 million and $43 million as of September 30, 2008 and December 31, 2007, respectively.

(2)	Outstanding shares of common stock were 54.256 million and 54.079 million as of September 30, 2008 and December 31, 2007, respectively.

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATING SEGMENT RESULTS
(Unaudited)

	Net Revenues			Segment (Loss) Profit (1)
	Three Months Ended			Three Months
	September 30,			Ended September 30,
	2008	2007	Change	2008		2007	Change
	(In millions)
Mortgage Production segment	$98	$(10)	$108	$(67	)(3)	$(113)	$46
Mortgage Servicing segment	(25)	24	(49)	(66)		(2)	(64)

Total Mortgage Services	73	14	59	(133	)(3)	(115)	(18)
Fleet Management Services segment	463	470	(7)	17		30	(13)

Total reportable segments	536	484	52	(116	)(3)	(85)	(31)
Other (2)	(3)	—	(3)	—		(3)	3

Total Company	$533	$484	$49	$(116	)(3)	$(88)	$(28)

	Net Revenues			Segment (Loss) Profit (1)
	Nine Months Ended			Nine Months
	September 30,			Ended September 30,
	2008	2007	Change	2008		2007	Change
	(In millions)
Mortgage Production segment	$349	$167	$182	$(93	)(3)	$(160)	$67
Mortgage Servicing segment	68	138	(70)	(48	)(3)	70	(118)

Total Mortgage Services	417	305	112	(141	)(3)	(90)	(51)
Fleet Management Services segment	1,376	1,386	(10)	57		81	(24)

Total reportable segments	1,793	1,691	102	(84	)(3)	(9)	(75)
Other (2)	45	(1)	46	42		(8)	50

Total Company	$1,838	$1,690	$148	$(42	)(3)	$(17)	$(25)

(1)	The following is a reconciliation of Loss before income taxes and minority interest to segment loss:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(In millions)
Loss before income taxes and minority interest	$(141)	$(87)	$(65)	$(13)
Minority interest in (loss) income of consolidated entities, net of income taxes(3)	(25)	1	(23)	4

Segment loss	$(116)	$(88)	$(42)	$(17)

(2)	Net revenues reported under the heading Other for the three months ended September 30, 2008 and the nine months ended September 30, 2007 represent intersegment eliminations. Net revenues reported under the heading Other for the nine months ended September 30, 2008 represent amounts not allocated to our reportable segments, primarily related to the terminated Merger Agreement, and intersegment eliminations. Segment profit of $42 million reported under the heading Other for the nine months ended September 30, 2008 represents income related to the terminated Merger Agreement. Segment loss reported under the heading Other for the three and nine months ended September 30, 2007 represents expenses related to the terminated Merger Agreement.

(3)	During the three and nine months ended September 30, 2008, the Company recorded a non-cash Goodwill impairment of $61 million, $52 million net of a $9 million income tax benefit, related to the PHH Home Loans reporting unit, which is included in the Mortgage Production segment. Minority interest in (loss) income of consolidated entities, net of income taxes for the three and nine months ended September 30, 2008 was impacted by $26 million, net of a $4 million income tax benefit, as a result of the Goodwill impairment. Segment loss for the three and nine months ended September 30, 2008 was impacted by $35 million as a result of the Goodwill impairment.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
THIRD QUARTER 2008 VS. THIRD QUARTER 2007
(Unaudited)

	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(Dollars in millions, except
	average loan amount)
Loans closed to be sold	$4,320	$7,382	$(3,062)	(41)%
Fee-based closings	3,532	2,793	739	26%

Total closings	$7,852	$10,175	$(2,323)	(23)%

Purchase closings	$6,198	$7,331	$(1,133)	(15)%
Refinance closings	1,654	2,844	(1,190)	(42)%

Total closings	$7,852	$10,175	$(2,323)	(23)%

Fixed rate	$4,372	$6,374	$(2,002)	(31)%
Adjustable rate	3,480	3,801	(321)	(8)%

Total closings	$7,852	$10,175	$(2,323)	(23)%

Number of loans closed (units)	34,499	47,031	(12,532)	(27)%

Average loan amount	$227,599	$216,361	$11,238	5%

Loans sold	$5,059	$8,385	$(3,326)	(40)%

	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees	$50	$34	$16	47%

Gain (loss) on mortgage loans, net	49	(37)	86	n/m (1)

Mortgage interest income	22	41	(19)	(46)%
Mortgage interest expense	(25)	(49)	24	49%

Mortgage net finance expense	(3)	(8)	5	63%

Other income	2	1	1	100%

Net revenues	98	(10)	108	n/m (1)

Salaries and related expenses	74	48	26	54%
Occupancy and other office expenses	11	12	(1)	(8)%
Other depreciation and amortization	4	4	—	—
Other operating expenses	40	38	2	5%
Goodwill impairment	61	—	61	n/m (1)

Total expenses	190	102	88	86%

Loss before income taxes and minority interest	(92)	(112)	20	18%
Minority interest in (loss) income of consolidated entities, net of income taxes	(25)	1	(26)	n/m (1)

Segment loss	$(67)	$(113)	$46	41%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT
SELECTED FINANCIAL STATEMENT DETAILS
THIRD QUARTER 2008 VS. THIRD QUARTER 2007
(Unaudited)

	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees prior to the deferral of fee income	$50	$59	$(9)	(15)%
Deferred fees under SFAS No. 91	—	(25)	25	n/m (1)

Mortgage fees	$50	$34	$16	47%

(1)	n/m — Not meaningful.

	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Salaries and related expenses prior to the deferral of loan origination costs	$74	$85	$(11)	(13)%
Deferred loan origination costs under SFAS No. 91	—	(37)	37	n/m (1)

Salaries and related expenses	$74	$48	$26	54%

(1)	n/m — Not meaningful.

	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Other operating expenses prior to the deferral of loan origination costs	$40	$40	$—	—

Deferred loan origination costs under SFAS No. 91	—	(2)	2	n/m	(1)

Other operating expenses	$40	$38	$2	5%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
NINE MONTHS ENDED SEPTEMBER 30, 2008 VS. NINE MONTHS ENDED SEPTEMBER 30, 2007
(Unaudited)

	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
	(Dollars in millions, except
	average loan amount)
Loans closed to be sold	$17,416	$23,231	$(5,815)	(25)%
Fee-based closings	11,140	8,005	3,135	39%

Total closings	$28,556	$31,236	$(2,680)	(9)%

Purchase closings	$17,335	$20,267	$(2,932)	(14)%
Refinance closings	11,221	10,969	252	2%

Total closings	$28,556	$31,236	$(2,680)	(9)%

Fixed rate	$16,442	$19,915	$(3,473)	(17)%
Adjustable rate	12,114	11,321	793	7%

Total closings	$28,556	$31,236	$(2,680)	(9)%

Number of loans closed (units)	121,002	145,359	(24,357)	(17)%

Average loan amount	$235,997	$214,891	$21,106	10%

Loans sold	$17,543	$23,998	$(6,455)	(27)%

	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees	$172	$101	$71	70%

Gain on mortgage loans, net	177	76	101	133%

Mortgage interest income	71	140	(69)	(49)%
Mortgage interest expense	(74)	(153)	79	52%

Mortgage net finance expense	(3)	(13)	10	77%

Other income	3	3	—	—

Net revenues	349	167	182	109%

Salaries and related expenses	235	150	85	57%
Occupancy and other office expenses	32	34	(2)	(6)%
Other depreciation and amortization	10	12	(2)	(17)%
Other operating expenses	127	127	—	—
Goodwill impairment	61	—	61	n/m (1)

Total expenses	465	323	142	44%

Loss before income taxes and minority interest	(116)	(156)	40	26%
Minority interest in (loss) income of consolidated entities, net of income taxes	(23)	4	(27)	n/m (1)

Segment loss	$(93)	$(160)	$67	42%

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT
SELECTED FINANCIAL STATEMENT DETAILS
NINE MONTHS ENDED SEPTEMBER 30, 2008 VS. NINE MONTHS ENDED SEPTEMBER 30, 2007
(Unaudited)

	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Mortgage fees prior to the deferral of fee income	$172	$178	$(6)	(3)%
Deferred fees under SFAS No. 91	—	(77)	77	n/m (1)

Mortgage fees	$172	$101	$71	70%

(1)	n/m — Not meaningful.

	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Salaries and related expenses prior to the deferral of loan origination costs	$235	$269	$(34)	(13)%
Deferred loan origination costs under SFAS No. 91	—	(119)	119	n/m (1)

Salaries and related expenses	$235	$150	$85	57%

(1)	n/m — Not meaningful.

	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Other operating expenses prior to the deferral of loan origination costs	$127	$136	$(9)	(7)%
Deferred loan origination costs under SFAS No. 91	—	(9)	9	n/m	(1)

Other operating expenses	$127	$127	$—	—

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
THIRD QUARTER 2008 VS. THIRD QUARTER 2007
(Unaudited)

	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Average loan servicing portfolio	$147,452	$165,770	$(18,318)	(11)%

	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Mortgage interest income	$16	$50	$(34)	(68)%
Mortgage interest expense	(17)	(23)	6	26%

Mortgage net finance (expense) income	(1)	27	(28)	n/m (1)

Loan servicing income	111	123	(12)	(10)%

Change in fair value of mortgage servicing rights	(77)	(249)	172	69%
Net derivative (loss) gain related to mortgage servicing rights	(62)	119	(181)	n/m (1)

Valuation adjustments related to mortgage servicing rights	(139)	(130)	(9)	(7)%

Net loan servicing loss	(28)	(7)	(21)	(300)%

Other income	4	4	—	—

Net revenues	(25)	24	(49)	n/m (1)

Salaries and related expenses	8	8	—	—
Occupancy and other office expenses	3	2	1	50%
Other operating expenses	30	16	14	88%

Total expenses	41	26	15	58%

Segment loss	$(66)	$(2)	$(64)	n/m (1)

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
NINE MONTHS ENDED SEPTEMBER 30, 2008 VS. NINE MONTHS ENDED SEPTEMBER 30, 2007
(Unaudited)

	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Average loan servicing portfolio	$153,671	$163,508	$(9,837)	(6)%

	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
		(In millions)
Mortgage interest income	$68	$141	$(73)	(52)%
Mortgage interest expense	(54)	(64)	10	16%

Mortgage net finance income	14	77	(63)	(82)%

Loan servicing income	330	384	(54)	(14)%

Change in fair value of mortgage servicing rights	(109)	(232)	123	53%
Net derivative loss related to mortgage servicing rights	(179)	(93)	(86)	(92)%

Valuation adjustments related to mortgage servicing rights	(288)	(325)	37	11%

Net loan servicing income	42	59	(17)	(29)%

Other income	12	2	10	500%

Net revenues	68	138	(70)	(51)%

Salaries and related expenses	24	22	2	9%
Occupancy and other office expenses	8	7	1	14%
Other depreciation and amortization	1	1	—	—
Other operating expenses	83	38	45	118%

Total expenses	116	68	48	71%

Segment (loss) profit	$(48)	$70	$(118)	n/m (1)

(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
THIRD QUARTER 2008 VS. THIRD QUARTER 2007
(Unaudited)

	Average for the
	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(In thousands of units)
Leased vehicles	333	343	(10)	(3)%
Maintenance service cards	294	327	(33)	(10)%
Fuel cards	289	332	(43)	(13)%
Accident management vehicles	321	335	(14)	(4)%

	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Fleet management fees	$40	$41	$(1)	(2)%
Fleet lease income	401	403	(2)	—
Other income	22	26	(4)	(15)%

Net revenues	463	470	(7)	(1)%

Salaries and related expenses	23	23	—	—
Occupancy and other office expenses	5	5	—	—
Depreciation on operating leases	325	318	7	2%
Fleet interest expense	40	55	(15)	(27)%
Other depreciation and amortization	3	2	1	50%
Other operating expenses	50	37	13	35%

Total expenses	446	440	6	1%

Segment profit	$17	$30	$(13)	(43)%

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
NINE MONTHS ENDED SEPTEMBER 30, 2008 VS. NINE MONTHS ENDED SEPTEMBER 30, 2007
(Unaudited)

	Average for the
	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
	(In thousands of units)
Leased vehicles	337	342	(5)	(1)%
Maintenance service cards	302	332	(30)	(9)%
Fuel cards	299	334	(35)	(10)%
Accident management vehicles	324	337	(13)	(4)%

	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Fleet management fees	$123	$122	$1	1%
Fleet lease income	1,191	1,190	1	—
Other income	62	74	(12)	(16)%

Net revenues	1,376	1,386	(10)	(1)%

Salaries and related expenses	73	69	4	6%
Occupancy and other office expenses	15	14	1	7%
Depreciation on operating leases	971	944	27	3%
Fleet interest expense	124	160	(36)	(23)%
Other depreciation and amortization	8	9	(1)	(11)%
Other operating expenses	128	109	19	17%

Total expenses	1,319	1,305	14	1%

Segment profit	$57	$81	$(24)	(30)%

PHH CORPORATION AND SUBSIDIARIES
COMPONENTS OF MORTGAGE LOANS HELD FOR SALE
(Unaudited)

September 30,
2008
(In millions)
First mortgages:
Conforming(1)	$992
Non-conforming	58
Alt-A(2)	3
Construction loans	46

Total first mortgages	1,099

Second lien	40
Scratch and Dent(3)	55
Other	1

Total	$1,195

(1)	Represents mortgages that conform to the standards of the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Association (“Freddie Mac”) or the Government National Mortgage Association (“Ginnie Mae”) (collectively, “Government Sponsored Enterprises” or “GSEs”).

(2)	Represents mortgages that are made to borrowers with prime credit histories, but do not meet the documentation requirements of a conforming loan.

(3)	Represents mortgages with origination flaws or performance issues.

PHH CORPORATION AND SUBSIDIARIES
ECONOMIC HEDGE RESULTS RELATED TO MLHS AND IRLCS
(Unaudited)

	Three Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Decline in valuation of ARMs	$(1)	$(11)	$10	91%
Decline in valuation of Scratch and Dent loans	(3)	(48)	45	94%
Decline in valuation of Alt-A loans	(1)	(8)	7	88%
Decline in valuation of second-lien loans	(2)	(18)	16	89%
Decline in valuation of jumbo loans	(4)	(4)	—	—
Other economic hedge results	(12)	(14)	2	14%

Total economic hedge results	$(23)	$(103)	$80	78%

	Nine Months
	Ended September 30,
	2008	2007	Change	% Change
	(In millions)
Decline in valuation of ARMs	$(20)	$(11)	$(9)	(82)%
Decline in valuation of Scratch and Dent loans	(19)	(48)	29	60%
Decline in valuation of Alt-A loans	(1)	(8)	7	88%
Decline in valuation of second-lien loans	(2)	(18)	16	89%
Decline in valuation of jumbo loans	(15)	(4)	(11)	(275)%
Other economic hedge results	(54)	(30)	(24)	(80)%

Total economic hedge results	$(111)	$(119)	$8	7%

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
(Unaudited)
Portfolio Activity

	Nine Months
	Ended September 30,
	2008	2007
	(In millions)
Balance, beginning of period	$159,183	$160,222
Additions	24,428	28,469
Payoffs, sales and curtailments(1)	(34,897)	(21,780)

Balance, end of period(2)	$148,714	$166,911

Portfolio Composition

	September 30,
	2008	2007
	(In millions)
Owned servicing portfolio	$133,135	$147,512
Subserviced portfolio(2)	15,579	19,399

Total servicing portfolio	$148,714	$166,911

Fixed rate	$93,075	$110,241
Adjustable rate	55,639	56,670

Total servicing portfolio	$148,714	$166,911

Conventional loans	$132,963	$154,787
Government loans	10,127	8,116
Home equity lines of credit	5,624	4,008

Total servicing portfolio	$148,714	$166,911

Weighted-average interest rate	5.8%	6.1%

Portfolio Delinquency (3)

	September 30,
	2008		2007
	Number	Unpaid	Number	Unpaid
	of Loans	Balance	of Loans	Balance
30 days	2.33%	2.03%	2.18%	1.90%
60 days	0.60%	0.55%	0.48%	0.42%
90 or more days	0.58%	0.53%	0.38%	0.32%

Total delinquency	3.51%	3.11%	3.04%	2.64%

Foreclosure/real estate owned/bankruptcies	1.72%	1.63%	0.89%	0.71%

(1)	Payoffs, sales and curtailments for the nine months ended September 30, 2008 includes $18.3 billion of the unpaid principal balance of the underlying mortgage loans for which the associated MSRs were sold during the year ended December 31, 2007, but we subserviced these loans until the MSRs were transferred from our systems to the purchasers’ systems during the second quarter of 2008.

(2)	During the nine months ended September 30, 2007, the Company sold MSRs associated with $9.6 billion of the unpaid principal balance of the underlying mortgage loan; however, because the Company subserviced these loans until the MSRs were transferred from the Company’s systems to the purchasers’ systems in the fourth quarter of 2007, these loans were included in the Company’s mortgage loan servicing portfolio balance as of September 30, 2007. There were no sales of MSRs during the nine months ended September 30, 2008.

(3)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

PHH CORPORATION AND SUBSIDIARIES
NET LOSS ON MORTGAGE SERVICING RIGHTS RISK MANAGEMENT ACTIVITIES
(Unaudited)

	Three Months
	Ended September 30,
	2008	2007
	(In millions)
Net derivative (loss) gain related to mortgage servicing rights	$(62)	$119
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	(1)	(159)

Net loss on MSRs risk management activities	$(63)	$(40)

	Nine Months
	Ended September 30,
	2008	2007
	(In millions)
Net derivative loss related to mortgage servicing rights	$(179)	$(93)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	103	21

Net loss on MSRs risk management activities	$(76)	$(72)

PHH CORPORATION AND SUBSIDIARIES
NET INVESTMENT IN FLEET LEASES DETAIL

	September 30,	December 31,
	2008	2007
Vehicles under open-end leases	95%	96%
Vehicles under closed-end leases	5%	4%
Vehicles under fixed-rate leases	28%	28%
Vehicles under variable-rate leases	72%	72%
Our Fleet Management Services segment’s historical net credit losses as a percentage of Net investment in fleet leases has averaged 3 basis points, and did not exceed 7 basis points, over the last ten fiscal years. During the nine months ended September 30, 2008, there were no net credit losses, as recoveries during the period exceeded losses.

PHH CORPORATION AND SUBSIDIARIES
AVAILABLE FUNDING UNDER ASSET-BACKED DEBT
ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES
(Unaudited)
     As of September 30, 2008, available funding under the Company’s asset-backed debt arrangements and unsecured committed credit facilities consisted of:

		Utilized	Available
	Capacity(1)	Capacity	Capacity
	(In millions)
Asset-Backed Funding Arrangements
Vehicle management	$3,906	$3,380	$526
Mortgage warehouse	2,871	877	1,994
Unsecured Committed Credit Facilities (2)	1,301	1,090	211

(1)	Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the availability of asset eligibility requirements under the respective agreements.

(2)	Available capacity reflects a reduction in availability due to an allocation against the facilities of $60 million which fully supports the outstanding unsecured commercial paper issued by us as of September 30, 2008. Under our policy, all of the outstanding unsecured commercial paper is supported by available capacity under our unsecured committed credit facilities. In addition, utilized capacity reflects $8 million of letters of credit issued under the Amended Credit Facility.